UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Carmell Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 297-8276

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTCX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CTCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2024, Carmell Corporation, a Delaware corporation (the “Company”), and Axolotl Biologix, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“AxoBio”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), with the stockholders of AxoBio immediately before the Merger (as defined below), including Burns Ventures, LLC, a Texas limited liability company (“BVLLC”), H. Rodney Burns, an individual resident of Texas (“Burns”), AXO XP, LLC, an Arizona limited liability company (“AXPLLC”), and Protein Genomics, LLC, a Delaware corporation (“PGEN” and together with BVLLC, Burns, and AXPLLC, collectively, the “Buyers” and each, a “Buyer”), providing for, upon the terms and subject to the conditions set forth therein, the sale by the Company of all outstanding limited liability company interests of AxoBio to the Buyers (the “Sale”) for the consideration described in detail below.

As disclosed previously, the Company initially entered into that certain Agreement and Plan of Merger, dated July 26, 2023 (as amended, the “Merger Agreement”), by and among the Company, Aztec Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of the Company (“Merger Sub I”), Axolotl Biologix LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), and Axolotl Biologix, Inc., a Delaware corporation (“Axolotl”), pursuant to which (i) Merger Sub I was merged with and into Axolotl, with Merger Sub I ceasing to exist and Axolotl surviving as a direct, wholly owned subsidiary of the Company and (ii) Axolotl was merged with and into Merger Sub II, with Axolotl ceasing to exist and Merger Sub II surviving as a direct, wholly owned subsidiary of the Company (collectively, the “Merger”). The Merger closed on August 9, 2023.

The consideration for the Sale will consist of (i) 3,845,337 shares of the Company’s common stock, $0.0001 par value per share, and 4,243 shares of the Company’s Series A Convertible Voting Preferred Stock, $0.0001 par value per share, initially issued as consideration to the Buyers under the Merger Agreement, and (ii) cancellation of the notes payable by the Company to the Buyers in an aggregate principal amount of $8 million issued pursuant to the terms of the Merger Agreement. Pursuant to the Purchase Agreement, at the Closing (as defined below), the balance of AxoBio’s operating account will be as mutually agreed upon between the parties. In connection with the Sale, the Company and the Buyers will terminate the Company’s performance-based earn-out obligations under the Merger Agreement and release each other from all future Merger-related consideration obligations.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Buyers, including, among others, covenants that, from the date of the Purchase Agreement until the earlier of the closing of the transactions contemplated by the Purchase Agreement, including the Sale (the “Closing”), or the termination of the Purchase Agreement, (i) AxoBio will maintain its assets, properties and business in substantially the same manner as prior to the date of the Purchase Agreement and will otherwise not operate or engage in any transaction outside of the ordinary course of business; (ii) AxoBio will use commercially reasonable efforts to preserve the business organization and the relationships that AxoBio maintained with its representatives, distributors, customers and suppliers as of the date of the Purchase Agreement; and (iii) neither the Company nor AxoBio will, directly or indirectly, solicit, encourage, seek, entertain, support, assist, participate in or initiate any inquiries, negotiations, discussions or proposals with any third party with respect to any offer or proposal relating to any sale or business combination transaction involving AxoBio. The Company and the Buyers have each agreed to customary post-Closing indemnification obligations with respect to breaches of their respective representations and warranties (including, in the case of the Company’s indemnification obligations, breaches of AxoBio’s representations and warranties) under the Purchase Agreement and breaches of their respective covenants and agreements under the Purchase Agreement (including, in the case of the Company’s indemnification obligations, breaches of AxoBio’s covenants and agreements) following the date of the Closing. The Company has also agreed to indemnify the Buyers for any liabilities related to pre-Closing taxes of AxoBio. The parties’ respective indemnification obligations are subject, as applicable, to certain customary limitations.

The consummation of the Sale is subject to certain customary Closing conditions, including, among others, (i) the accuracy of each party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers); (ii) each party’s performance of, and compliance with, in all material respects, their respective covenants and agreements under the Purchase Agreement; (iii) the absence of any award, decision, injunction, judgment, order, ruling, or verdict restraining, preventing or materially altering the consummation of the Sale; (iv) the accuracy of each party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality and/or “material adverse effect” qualifiers); and, (v) with respect to the Buyers’ obligations only, the absence of a material adverse effect with respect to AxoBio or any event occurring to the knowledge of the Company which would be reasonably likely to result in a material adverse effect with respect to AxoBio.

The Purchase Agreement includes certain termination rights for the Company and/or the Buyers, including if the Sale is not consummated by March 25, 2024. If the Purchase Agreement is terminated, no party will have any further rights or obligations under the Purchase Agreement, except for liability resulting from fraud or intentional breach of the Purchase Agreement.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On March 20, 2024, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1

Membership Interest Purchase Agreement, effective March 18, 2024, by and among Carmell Corporation, Axolotl Biologix, LLC, Burns Ventures, LLC, H. Rodney Burns, AXO XP, LLC, and Protein Genomics, LLC Annexes, (schedules and exhibits to this Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request)

99.1	Press Release, dated March 20, 2024
101.SCH	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMELL CORPORATION

Date:	March 25, 2024	By:	/s/ Rajiv Shukla
Rajiv Shukla Chairman and Chief Executuve Officer